PRESS RELEASE

Available for Immediate Publication: July 13, 2006
Contacts:
Thomas T. Hawker, President / Chief Executive Officer (209) 725-2276
David A. Heaberlin, EVP / Treasurer and Chief Financial Officer (209) 725-7435
Web Site www.ccow.com

Capital Corp of the West Announces 22% Increase
in Second Quarter 2006 Earnings

Merced, California, July 13, 2006-Capital Corp of the West NASDAQ:NMS: CCOW) today announced $6,254,000 in net income for the second quarter ended June 30, 2006. This represents an increase of 22% when compared to the second quarter 2005. For the six months ended June 30, 2006, net income grew by nearly 17% to $11.811 million from $10.114 million in 2005. Fully diluted earnings per share for the second quarter of 2006 was $0.57 compared with $0.47 for the same period in 2005. For the first half of 2006, fully diluted earnings per share totaled $1.08 versus $0.94 for the same period in 2005. During the second quarter of 2006, an after tax gain of $361,000 was recorded related to the sale of a portion of our agency preferred stock investments and an ARM mutual fund. Without these net gains, second quarter 2006 earnings would have increased 15% over second quarter 2005 earnings and second quarter 2006 fully diluted earnings per share would have been $0.54 versus the reported $0.57.

Tom Hawker, Chief Executive Officer, stated: “The second quarter results are a continuing affirmation of the intrinsic strength of our franchise and our ability to meet the needs of our customers. The 22% increase in our net income from the second quarter of 2005 provides further confirmation of our ability to reward our shareholders. Of course, none of this could be accomplished without the strength and commitment of our Team.

With our continuing asset growth, now beyond $1.8 billion, comes numerous complexities. We are very pleased to have attracted several experienced and veteran bankers to our senior management Team during this past year. John Incandela joined us as our Chief Credit Officer in June 2005; Kathy Wohlford joined as our Chief Administrative Officer in March of 2006; and this quarter, Richard de La Pena, became our General Counsel while Dave Heaberlin assumed the Treasurer and Chief Financial Officer role. This group, together with our able Bank President, Ed Rocha, and me, positions our organization well for the challenges associated with our continuing growth and expansion. I look forward to discussing these and other matters at our scheduled conference call on July 14th”, continued Mr. Hawker.

Dave Heaberlin, Chief Financial Officer, commented that “the 22% growth in net income for the second quarter of 2006 is directly associated with the $239 million or 17% growth in average interest-earning assets from the second quarter of 2005. The current quarter also benefited from an improvement in the net interest margin to 4.84% from 4.67% for the second quarter of 2005. This margin improvement was primarily a function of the rising rate environment triggering the repricing of our interest-earning assets more quickly than our interest-bearing liabilities. Obviously, if the rising rate environment flattens, our net interest margin could compress while the lagged impact of the repricing of our interest-bearing liabilities continues.”

Earnings Discussion

Net earnings were $6,254,000 or $0.57 per fully diluted share for the three months ended June 30, 2006. This compares to earnings of $5,126,000 or $0.47 per fully diluted share for the same period in 2005. Annualized return on average assets and return on average equity were 1.41% and 19.10% for the second quarter of 2006 compared with 1.35% and 18.63% for the same period in 2005. “This performance is particularly noteworthy given the continuing internal expansion and enhancement of the branch network, together with the technology and support staff increases required to successfully accommodate these efforts” stated Mr. Heaberlin.

The 2006 second quarter earnings of $6,254,000 reflect an increase in net interest income that was driven by a $239,538,000 or a 17% increase in average interest earning assets. The taxable equivalent net interest margin for the second quarter of 2006 was 4.84%, an increase of 17 basis points from the 4.67% achieved during the same period during 2005. In comparing the 2006 to 2005 second quarter, noninterest expenses increased by $2,405,000 or 22% due primarily to increases in salaries and benefits of $1,678,000 that were the result of management and support staff increases necessary to accommodate branch expansion, normal salary progression, the addition of an asset based lending group in 2006, and equity compensation expense. In the second quarter of 2006, stock option expense of $219,000 was recorded, primarily related to the granting of options to the Company’s new Chief Financial Officer and General Counsel. The $190,000 increase in premises and occupancy expense was due primarily to branch expansion and remodeling costs. Our effective tax rate was 35% for the second quarter of 2006 compared with 32% for the same quarter of 2005. Income tax expense increased $926,000 to $3,338,000 compared to the $2,412,000 recorded during the same quarter in 2005. The increase in the 2006 tax rate compared to 2005 was primarily attributable to a higher level of fully taxable income year over year.

Credit Quality

The Company’s allowance for loan losses was $15,084,000 or 1.26% of total loans at June 30, 2006. Nonperforming assets totaled $2,119,000 or 0.12% of total assets while nonperforming loans stood at $1,593,000 or 0.13% of total loans. At June 30, 2006, the allowance for loan losses totaled 947% of nonperforming loans. This compares to an allowance for loan losses of $13,404,000 or 1.36% of total loans at June 30, 2005. At June 30, 2005, nonperforming assets totaled $2,325,000 or 0.15% of total assets, nonperforming loans totaled $2,265,000 or 0.23% of total loans and the allowance for loan losses totaled 592% of nonperforming loans. The increase in the provision for loan losses in the quarter ended June 30, 2006 when compared to the same quarter in 2005 was due primarily to the increase in new loans generated during the quarter.

Charge-offs for the second quarter of 2006 remained minimal at $257,000 and compares with net charge-offs of $55,000 for the same period in 2005.

Book Values - Capital

The Company’s capital at June 30, 2006 stood at $132,930,000 compared with $113,331,000 as of June 30, 2005. Book value and tangible book value per share totaled $12.40 and $12.27 as of June 30, 2006 compared to $10.80 and $10.66 as of June 30, 2005. The Company’s tangible leverage capital ratio stood at 9.37% at June 30, 2006, compared with 8.44% as of June 30, 2005. The Company’s risk based capital ratio stood at 12.30% at June 30, 2006, compared with 11.53% as of June 30, 2005.

Conference Call Recording

Capital Corp of the West’s second quarter 2006 earnings conference call is scheduled for July 14, 2006 at 7:00 am PDT. Investors have the opportunity to listen to a recording of the conference call by going the web site of the company www.ccow.com just after the call and following the instructions to play back the recorded conference call. The recording will be available on the web site for 30 days following the conference call.

Safe Harbor

In addition to historical information, this release includes certain forward-looking statements regarding events and trends that may affect the Company’s future results. Such statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially. These factors include general risks inherent to commercial lending; risks related to asset quality; risks related to the Company’s dependence on key personnel and its ability to manage existing and future growth; risks related to competition; risks posed by present and future government regulation and legislation; and risks resulting from federal monetary policy.

Reference Information

Capital Corp of the West, a bank holding company established November 1, 1995, is the parent company of County Bank, which has more than 28 years of service as “Central California’s Community Bank.” Currently County Bank has twenty three branch offices serving the counties of Fresno, Madera, Mariposa, Merced, Sacramento, San Francisco, San Joaquin, Santa Clara, Stanislaus, and Tuolumne. As of the latest FDIC data, County Bank has 6.5% market share in the six Central California counties in which it has significant retail branches. This ranks County Bank fifth out of thirty-seven banking institutions in this market area. For further information about the Company’s financial performance, contact Tom Hawker, President and Chief Executive Officer at (209) 725-2276, or Dave Heaberlin, Treasurer and Chief Financial Officer, at (209) 725-7435.

-Financial Tables Follow-

Capital Corp of the West
Consolidated Statements of Income
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Dollars in thousands)	2006	2005	2006	2005
Interest income	$30,406	$21,651	$58,053	$41,664
Interest expense	10,930	5,650	20,219	10,723
Net interest income	19,476	16,001	37,834	30,941
Provision for loan losses	200	101	200	321
Noninterest income:
Service charges on accounts	1,504	1,526	2,925	2,893
Gain (loss) on sale of securities	622	-	622	-
All other income	1,297	814	2,508	2,116
Noninterest expenses:
Salaries and related benefits	7,335	5,657	14,194	11,210
Premises and occupancy	1,256	1,066	2,445	2,051
Equipment	1,042	1,043	2,033	1,901
Professional fees	554	644	1,474	1,206
Marketing	466	329	853	624
Intangible amortization	12	12	23	23
Supplies	303	308	539	572
Charitable donations	291	218	509	396
Other expenses	1,848	1,425	3,513	3,027
Total noninterest expenses	13,107	10,702	25,583	21,010
Income before income taxes	9,592	7,538	18,106	14,619
Provision for income taxes	3,338	2,412	6,295	4,505
NET INCOME	$6,254	$5,126	$11,811	$10,114

Outstanding Shares & EPS

	For The Three Months		For The Six Months
	Ended June 30,		Ended June 30,
(Dollars in thousands, except per share data)	2006	2005	2006	2005

Fully Diluted EPS computation:
Net income	$6,254	$5,126	$11,811	$10,114
Average common shares outstanding	10,687	10,479	10,643	10,466
Effect of stock options	264	323	293	330
	10,951	10,802	10,936	10,796
Fully Diluted EPS	$0.57	$0.47	$1.08	$0.94

Capital Corp of the West
Consolidated Balance Sheets
(Unaudited)
			2006	2006
	At June 30,		Averages	Averages
(Dollars in thousands)	2006	2005	QTD	YTD
Assets
Cash and noninterest-bearing deposits in other banks	$50,390	$47,186	$45,724	$47,605
Federal funds sold	25,185	1,675	3,510	4,049
Time deposits at other financial institutions	350	350	350	350
Investment securities available for sale, at fair value	265,746	258,787	285,940	299,216
Investment securities held to maturity at cost, fair value of $170,127 and $184,634 at June 30, 2006 and 2005	176,152	183,194	178,085	178,231
Loans, net of allowance for loan losses of $15,084 and $13,404 at June 30, 2006 and 2005	1,182,358	969,561	1,156,688	1,124,819
Interest receivable	8,228	6,969	8,073	7,737
Premises and equipment, net	36,007	24,731	33,536	31,743
Intangible assets	1,405	1,451	1,409	1,414
Cash value of life insurance	32,396	28,215	32,234	32,078
Investment in housing tax credit limited partnerships	8,623	8,394	8,520	8,591
Other assets	19,713	13,936	17,316	17,702
Total assets	$1,806,553	$1,544,449	$1,771,385	$1,753,535

Liabilities and Shareholders’ Equity
Deposits
Noninterest-bearing demand	$295,016	$275,695	284,519	284,321
Negotiable orders of withdrawal	197,652	169,443	203,459	209,103
Savings	332,740	358,213	341,294	363,106
Time, under $100	247,883	207,003	234,485	227,733
Time, $100 and over	401,443	216,095	354,097	304,728
Total deposits	1,474,734	1,226,449	1,417,854	1,388,991

Federal funds purchased	-	11,275	34,801	36,625
Other borrowings and subordinated debentures	187,351	179,985	172,225	184,398
Accrued interest, taxes and other liabilities	11,538	13,409	15,528	14,972
Total liabilities	1,673,623	1,431,118	1,640,408	1,624,986

Preferred stock, no par value; 10,000,000 shares authorized; none outstanding	-	-	-	-
Common stock, no par value; 20,000,000 shares authorized; 10,720,318 and 10,490,566 issued & outstanding at June 30, 2006 and 2005	63,276	58,188	61,958	61,024
Retained earnings	75,473	55,269	73,317	70,675
Accumulated other comprehensive (loss)	(5,819)	(126)	(4,298)	(3,150)
Total shareholders’ equity	132,930	113,331	130,977	128,549
Total liabilities and shareholders’ equity	$1,806,553	$1,544,449	$1,771,385	$1,753,535

Loan Portfolio Composition

	June 30
(Dollars in thousands)	2006		2005
Loan Categories:	Dollar Amount	Percent of loans	Dollar Amount	Percent Of loans
Commercial	$324,846	27%	$245,307	25%
Agricultural	82,241	7	74,797	7
Real estate construction	161,976	13	134,357	14
Real estate mortgage	535,013	45	449,986	46
Consumer	93,366	8	78,518	8
Total	1,197,442	100%	982,965	100%
Less allowance for loan losses	(15,084)		(13,404)
Net loans	$1,182,358		$969,561

Allowance for Loan Loss Activity

	Six Months Ended June 30,
(Dollars in thousands)	2006	2005	2004
Allowance for Loan Losses:
Balance at beginning of period	$14,776	$13,605	$12,524
Provision for loan losses	200	321	1,304
Charge-offs	(642)	(1,121)	(1,030)
Recoveries	750	599	283
Net (charge-offs) recoveries	108	(522)	(747)
Balance at end of period	$15,084	$13,404	$13,081

Loans outstanding at period-end	$1,197,442	$982,965	$817,731
Average loans outstanding	$1,139,997	$915,490	$784,807

Annualized net charge-offs to average loans	(0.02)%	0.11%	0.19%
Allowance for loan losses
To total loans	1.26%	1.36%	1.60%
To nonperforming loans	947%	592%	265%

Capital Corp of the West
Selected Financial Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Basic Earnings Per Share	$0.59	$0.49	$1.11	$0.97
Fully Diluted Earnings Per Share	$0.57	$0.47	$1.08	$0.94

Annualized Return on:
Average Assets	1.41%	1.35%	1.35%	1.36%
Average Equity	19.10%	18.63%	18.38%	18.73%
Net Interest Margin	4.84%	4.67%	4.67%	4.63%
Efficiency Ratio	57%	58%	58%	58%
Annualized Net Charge-offs to
Average Loans	0.09%	0.02%	-0.02%	0.11%

Capital / Shareholder information

	June 30,
	2006	2005
Book Value Per Share	$12.40	$10.80
Tangible Book Value Per Share	$12.27	$10.66

Leverage Capital Ratio	9.57%	8.44%
Risk Based Capital Ratio	12.30%	11.53%

Nonperforming Assets

	June 30
(Dollars in thousands)	2006	2005
Nonaccrual loans	$1,592	$2,265
Accruing loans past due 90 days or more	-	-
Total nonperforming loans	1,592	2,265
Other real estate owned	527	60
Total nonperforming assets	$2,119	$2,325

Nonperforming loans to total loans	0.13%	0.23%
Nonperforming assets to total assets	0.12%	0.15%

Brokered CDs

	June 30
(Dollars in thousands)	2006	2005
Brokered CDs	$128,614	$20,966

Taxable Equivalent Net Interest Margin

	Three months ended			Three months ended
	June 30, 2006			June 30, 2005
(Dollars in thousands)	Average Balance	Taxable Equivalent Interest	Taxable Equivalent Yield/rate	Average Balance	Taxable Equivalent Interest	Taxable Equivalent Yield/rate
Assets
Federal funds sold	$3,511	$44	5.03%	$5,423	$37	2.74%
Time deposits at other financial institutions	350	4	4.58	350	3	3.44
Taxable investment securities	360,343	4,204	4.68	363,164	3,806	4.20
Nontaxable investment securities	103,682	1,259	4.87	90,250	1,143	5.08
Loans, gross:	1,171,876	25,208	8.63	941,037	16,977	7.24
Total interest-earning assets	1,639,762	30,719	7.51	1,400,224	$21,966	6.29
Allowance for loan losses	(15,188)			(13,483)
Cash and due from banks	45,724			43,410
Premises and equipment, net	33,536			24,407
Interest receivable and other assets	67,551			59,949
Total assets	$1,771,385			$1,514,507

Liabilities And Shareholders' Equity
Negotiable order of withdrawal	$203,459	$305	0.60	$177,019	$38	0.09
Savings deposits	341,294	1,913	2.25	358,658	1,104	1.23
Time deposits	588,581	5,970	4.07	391,483	2,729	2.80
Other borrowings	189,171	2,344	4.97	178,765	1,445	3.24
Subordinated Debentures	17,855	398	8.94	16,496	334	8.12
Total interest-bearing liabilities	1,340,360	10,930	3.27	1,122,421	5,650	2.02

Noninterest-bearing deposits	284,520			270,117
Accrued interest, taxes and other liabilities	15,528			11,887
Total liabilities	1,640,408			1,404,425

Total shareholders' equity	130,977			110,082
Total liabilities and shareholders' equity	$1,771,385			$1,514,507

Net interest income and margin		$19,789	4.84%		$16,316	4.67%